Exhibit 99.2

AMENDMENT TO BYLAWS

December 5, 2007

Article II, Section 1, of the Company’s Amended and Restated By-Laws is hereby amended in its entirety to read as follows:

Section 1. Number of Directors. Until changed in accordance with the provisions of Article IX, below, the number of directors of the Corporation shall be ten (10).

Article VI of the Company’s Amended and Restated By-Laws is hereby amended in its entirety to read as follows:

ARTICLE VI

Certificates for Shares; Uncertificated Shares

Section 1. Form and Execution. Except as provided in Section 2 hereof, certificates for shares, certifying the number of fully paid shares owned, shall be issued to each stockholder in such form as shall be approved by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer; provided however, that if such certificates are countersigned by a transfer agent or registrar, the signatures of any of said officers and the seal of the Corporation upon such certificates may be facsimiles, engraved, stamped or printed. If any officer or officers, who shall have signed, or whose facsimile signature shall have been used, printed or stamped on any certificate or certificates for shares, shall cease to be such officer or officers, because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates, if authenticated by the endorsement thereon of the signature of a transfer agent or registrar, shall nevertheless be conclusively deemed to have been adopted by the Corporation by the use and delivery thereof and shall be as effective in all respects as though signed by a duly elected, qualified and authorized officer or officers, and as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.

Section 2. Uncertificated Shares. The Board of Directors, subject to the immediately succeeding paragraph, may provide by resolution that some or all of any or all classes and series of shares of the Corporation shall be uncertificated shares, provided that the resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation and the resolution shall not apply to a certificated security issued in exchange for an uncertificated security. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner of the shares a written notice containing the information required to be set forth or stated on share certificates in accordance with all applicable laws. Except as expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

Notwithstanding the foregoing provisions of this Section 2, a stockholder of record shall at all times have the right to receive one or more certificates for some or all of the shares held of record by such stockholder in accordance with Section 1 hereof by making a written request therefor to the

Corporation or any transfer agent for the applicable class of shares, accompanied by such assurances as the Corporation or such transfer agent may require as to the genuineness of such request; provided, however, that stockholders holding shares of the Corporation under one or more of the Corporation’s benefit plans for officers, directors and/or employees shall have no such right to have certificates issued unless such a right is provided for under the applicable benefit plan or otherwise ordered by the Board of Directors or a committee thereof.

Section 3. Registration of Transfer. Any certificate for shares of the Corporation shall be transferable in person or by attorney upon the surrender thereof to the Corporation or any transfer agent thereof (for the class of shares represented by the certificate surrendered) properly endorsed for transfer and accompanied by such assurances as the Corporation or such transfer agent may require as to the genuineness and effectiveness of each necessary endorsement. Any uncertificated shares of the Corporation shall be transferable in person or by attorney upon written request in form and substance acceptable to the Corporation or any transfer agent for the applicable class of shares, accompanied by a duly endorsed stock power and/or such other assurances as the Corporation or such transfer agent may require as to the genuineness and effectiveness thereof.

Section 4. Lost, Destroyed or Stolen Certificates. Subject to the provisions of Section 2 hereof, a new share certificate or certificates may be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost, destroyed or wrongfully taken upon (i) the execution and delivery to the Corporation by the person claiming the certificate to have been lost, destroyed or wrongfully taken of an affidavit of that fact, specifying whether or not, at the time of such alleged loss, destruction or taking, the certificate was endorsed, and (ii) the furnishing to the Corporation of indemnity and other assurances satisfactory to the Corporation and to all transfer agents and registrars of the class of shares represented by the certificate against any and all losses, damages, costs, expenses or liabilities to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or in respect of the original certificate.

Section 5. Registered Stockholders. A person in whose name shares are of record on the books of the Corporation, whether such shares are evidenced by a certificate or are uncertificated, shall conclusively be deemed the unqualified owner and holder thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.